Exhibit T3B.11

LIMITED LIABILITY COMPANY AGREEMENT
OF
DMX RESIDENTIAL, LLC

(a Texas manager-managed limited liability company)

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is entered into this 1st day of January, 2015, by and between DMX Residential, LLC, a Texas limited liability company (the “Company”), and DMX Residential Holdings, a Texas limited liability company (together with any future holder of Membership Interests, if any (as defined below), the “Member”). The Member may amend and/or restate this Agreement at any time and from time to time.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

A.                                    Definitions. For the purposes of this Agreement, the following capitalized words and terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person (i) any member of the Immediate Family of such Person; (ii) any trustee or beneficiary of such Person; (iii) any legal representative, successor, or assignee of such Person or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee for the benefit of such Person or any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or any Person referred to in the preceding clauses (i) through (iv), and the term “Affiliated” shall have a correlative meaning.

“Control” means the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust. The terms “Controls” and “Controlled” shall have correlative meanings.

“Entity” means any general partnership, limited partnership, firm corporation, limited liability company, unlimited liability company, association, joint venture, venture capital fund, trust, business trust, trustee, heir, executor, administrator, legal personal representative, estate, group, body corporate, unincorporated association or organization, Governmental Entity, cooperative, syndicate or other entity, whether or not having legal status.

“Governmental Entity” means any (i) multinational, national, federal, provincial, territorial, state, regional, municipal, local or other governmental or public

DMX Residential, LLC

Company Agreement

department, central bank, court, arbitral body, commission, commissioner, tribunal, board, bureau, agency, instrumentality, or stock exchange, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, or (iv) any self-regulatory agency or organization exercising any regulatory, expropriation or taxing authority.

“Immediate Family” means, with respect to any individual, such individual’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

“Person” means any individual or Entity.

B.                                         Formation; Term. A Certificate of Formation was filed September 7, 2006 with the Secretary of State of the State of Texas for DMX Residential, Inc. The Company was then formed via conversion of DMX Residential, Inc., a Texas corporation, and is a continuation of the existence of such converting other entity in the form of a Texas limited liability company formed by the filing of a Certificate of Formation filed with the Secretary of State of the State of Texas on January 1, 2015.

C.                                         Name. The name of the Company shall be DMX Residential, LLC, or such other name or names as the Member may from time to time designate; provided that the name shall always contain the words “Limited Liability Company,” “L.L.C.” or “LLC”, or such other words as may be required by the Texas Business and Organizations Code of the State of Texas (the “TBOC”).

D.                                         Purpose. The Company is organized for any lawful business purpose or activity which may be conducted by a limited liability company under applicable law.

E.                                         Address. The address of the Company shall be located at 1703 West Fifth Street, Ste 600, Austin, Texas 78703 or at any other place selected by the Member.

F.                                          Registered Agent. The registered agent and the registered office of the Company in the State of Texas is Corporate Creations Network Inc., 4265 San Felipe #1100, Houston, Texas 77027.

G.                                        Membership Interests. The Company shall have one class of Membership Interests (the “Membership Interests”). Membership Interests shall not be evidenced by a Certificate of Membership Interest. The initial capital contribution and percentage interest in the Company of the Member is set forth on Schedule A to this Agreement.

H.                                        Management. Except as otherwise limited by applicable law, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Company’s Managers (the “Managers”) who shall have all of the rights, privileges and responsibilities of a “manager” of a limited liability company under the TBOC. There shall be three (3) Managers of the Company. Pursuant to TBOC and the Managers shall be Steven Richards, Thomas Garrett, Jr, and Kenneth Eissing. The Managers shall hold office until their earlier resignation, death, retirement or until their successor is elected and assumes office. Any replacement Manager shall be appointed by the

Member. The Managers need not be Members of the Company. Except as expressly limited by this Agreement, the Manager shall have authority to act for and bind the Company and any person dealing with the Company shall be entitled to rely upon the Managers authority to act without further inquiry. The Managers may appoint officers of the Company and may remove and/or replace officers of the Company at their sole discretion. Except as otherwise determined by the Managers, officers of the Company shall have the same powers as officers of the same title at a Texas corporation.

I.                                        Officers. The officers of the Company shall be appointed by resolution of the Mangers, each of whom shall serve until the earlier of his or her death, resignation, or removal by the Managers, which such removal may be for any reason or no reason. The Managers may appoint such additional officers who shall have such power and authority as may be specified in a resolution of the Managers. Officers shall serve at the pleasure of the Managers.

J.                                      Distributions. All distributions of cash and other property, in liquidation or otherwise, shall be made by the Company to the Member. Notwithstanding anything to the contrary contained herein, the Company shall not make a distribution to the Member on account of its interest if such distribution would violate the TBOC or other applicable law.

K                                      Tax Matters. Solely for tax purposes, to the extent permissible by law, the Company shall be disregarded as an entity separate from the Member and all assets and liabilities, and all items of income, loss, deduction, gain or otherwise shall be treated as items of the Member.

L.                                    Indemnification.

1.                                      Indemnitees. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Member, the Managers and any officer of the Company, and each of their respective officers, directors, observers, employees, stockholders, unitholders, partners (limited and/or general), managers, members, consultants or agents, as applicable (each an “Indemnitee”) from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim and any tax imposed on an Indemnitee in respect of amounts of indenmification received hereunder) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the affairs of the Company. In furtherance of the foregoing, an Indemnitee shall be entitled to indemnification hereunder unless there has been a final, non-appealable determination by a court of competent jurisdiction that the claim giving rise to such indemnification was caused solely by Indemnitee’s conduct and such conduct constituted willful misconduct or gross negligence. The satisfaction of any indemnification and any holding harmless pursuant to this Article L shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company, its members, managers, officers or employees are entitled to indemnification), and the Member shall not have any personal liability on account thereof.

2.                                      Expenses. Expenses reasonably incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof.

3.                                      Rights. The right of any Indemnitee to the indemnification expressly provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled to by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

4.                                      Suits and Judgments. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent shall not by itself, create a presumption that an Indemnitee is not entitled to indemnification under this Agreement.

5.                                      Insurance. The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other persons as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the obligation to indemnify such person against such liability under the provisions of this Agreement.

6.                                      No Rights of Recovery. The Company acknowledges and agrees that neither it nor any of its Affiliates has any right of recovery against, and no personal liability shall attach to, the Member or any of its Affiliates, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

7.                                      Covenant Not to Sue. The Company hereby covenants and agrees, to the fullest extent permitted by law, that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, in the name of or on behalf of any of the Company or any other person, any proceeding or bring any other claim arising under, or in connection with, this Agreement, or any of the transactions contemplated hereby or otherwise relating hereto, against the Indemnitees.

8.                                      Exculpation. Subject to applicable law, no Indemnitee shall be liable, in damages or otherwise, to the Company, the Member or any of the Company’s Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except for any act or omission with respect to which a court of competent jurisdiction has issued a final, nonappealable judgment that such Indemnitee was grossly negligent or engaged in willful misconduct.

9.                                      Third Party Beneficiaries. The provisions of this Article L are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, all of whom are third party beneficiaries of this Article L and shall not be deemed to create any rights for the benefit of any other Persons.

M.                                 Limitation on Liability.

1.                                      To the fullest extent permitted by law under the TBOC or otherwise:

a.                                      notwithstanding any duty otherwise existing at law or in equity, and notwithstanding any other provision of this Agreement, neither the Member nor the Managers shall owe any duty (including fiduciary duties) to the Company or any other person that is a party to or is otherwise bound by this Agreement, in connection with any act or failure to act, whether hereunder, hereunder or otherwise; provided, however, that this clause (i) shall not eliminate the implied contractual covenant of good faith and fair dealing, and

b.                                      neither the Member nor the Managers shall have any personal liability to the Company or any other person that is a party to or is otherwise bound by this Agreement for monetary damages in connection with any act or failure to act, or breach, whether hereunder, thereunder or otherwise; provided, however, that this clause (ii) shall not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

2.                                      If any provision of Section L. 1 is held to be invalid, illegal or unenforceable, the duties and personal liability of the Member or Managers of the Company or any other person that is a party to or is otherwise bound by this Agreement shall be eliminated to the greatest extent permitted under the TBOC.

3.                                      Other than with respect to the Member or the Managers to the extent to which Section L. 1 is applicable (unless Sections M. 1 and 2 are held to be invalid, illegal or unenforceable, in which case this Section M. 3 shall apply to the Member or the Managers), subject to applicable law, no Indemnitee shall be liable, in damages or otherwise, to the Company or any of their Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except for any act or omission with respect to which a court of competent jurisdiction has issued a final, nonappealable judgment that such Indenmitee was grossly negligent or engaged in willful misconduct.

4.                                      Except as explicitly provided elsewhere herein or in the TBOC, the Member shall not be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. The Member acknowledges that its capital contributions are subject to the claims of any and all creditors of the Company to the extent provided by the TBOC and other applicable law.

N.                                    Third Party Beneficiaries. Notwithstanding Section L. 9, It is understood and agreed among the parties that this Agreement is solely for the benefit of the parties hereto, and no other Person, other than the Indemnitees, shall be a third party beneficiary hereto. No statement, representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Notwithstanding anything to the contrary herein, each of the Indemnitees shall be a third party beneficiary of this Agreement and shall be entitled to enforce the indemnification and exculpation provisions hereof as if they were a party hereto.

O.                                   Duties of the Member and Certain Other Persons. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) to the Company or the Member, or has any liabilities relating thereto, the Managers and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to the Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managers or an Indemnitee otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnitee.

P.                                     Dealings. The Company acknowledges that the Member, the Managers, and their respective Affiliates and each of their respective stockholders, directors, officers, controlling persons, unitholders, partners (limited and general), members, managers and employees (collectively, the “Investor Group”) have business interests and engage in business activities or commercial transactions in addition to those relating to the Company and its Affiliates (including those which may compete with the Company and/or its Affiliates). The Company agrees (and to the fullest extent permitted by applicable law, hereby waives and agrees not to assert any claim to the contrary) that no member of the Investor Group shall be obligated to present any particular investment or business opportunity to the Company or any such Affiliate even if such opportunity is of a character which, if presented to the Company or such Affiliate, could be undertaken by the Company or such Affiliate, and, in fact, each member of the Investor Group shall have the right to undertake any such opportunity for itself, for its own account or on behalf of another or to recommend any such opportunity to other persons.

Q.                                   Governing Law; Severability. This Agreement shall be construed in accordance with the laws of the State of Texas without regard to any conflicts of law. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth hereinabove.

THE SOLE MEMBER:

DMX RESIDENTIAL HOLDINGS, LLC,

a Texas limited liability company.

By:	/s/ Steven Richards
Name:	Steven Richards
Title:	Manager

SCHEDULE A

Name of Member	Capital Contribution	Percentage Interest
DMX Residential Holdings, LLC	$100	100%